EXHIBIT 23.1


                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Technitrol, Inc.:

We consent to the use of our report dated January 17, 2003, with respect to the consolidated balance sheets of Technitrol, Inc. and subsidiaries as of December 27, 2002 and December 28, 2001, and the related consolidated statements of operations, cash flows and changes in stockholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 27, 2002, incorporated herein by reference.

Our report refers to a change in the Company's method of accounting for goodwill and other intangible assets in 2002.

                                                /s/ KPMG LLP


Philadelphia, Pennsylvania
October 29, 2003

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                          Independent Auditors' Consent
                          -----------------------------

The Board of Directors
Technitrol, Inc.:

We consent to the use of our report dated June 6, 2003, with respect to the statement of net assets available for benefits of the Pulse Engineering, Inc. 401(k) Plan as of December 31, 2002 and 2001, and the related statement of changes in net assets available for benefits for the years then ended and the related supplemental schedules, incorporated herein by reference.

                                                        /s/ KPMG LLP


Philadelphia, Pennsylvania
October 29, 2003